Exhibit 1.1
D.R. HORTON, INC.
$250,000,000 6.000% Senior Notes due 2011
$500,000,000 6.500% Senior Notes due 2016
UNDERWRITING AGREEMENT
April 11, 2006
UBS Securities LLC
Banc of America Securities LLC
Wachovia Capital Markets, LLC
BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.
Greenwich Capital Markets, Inc.
     c/o UBS Securities LLC
     677 Washington Blvd.
     Stamford, Connecticut 06901
Ladies and Gentlemen:
          D.R. Horton, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $250,000,000 aggregate principal amount of its 6.000% Senior Notes due 2011 (the “2011 Notes”) and $500,000,000 aggregate principal amount of its 6.500% Senior Notes due 2016 (the “2016 Notes” and together with the 2011 Notes, the “Notes”) to UBS Securities LLC (“UBS”), Banc of America Securities LLC, Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Calyon Securities (USA) Inc. and Greenwich Capital Markets, Inc. (collectively with UBS, the “Underwriters”). The Notes are to be issued pursuant to the provisions of an Indenture dated as of June 9, 1997 as supplemented (the “Base Indenture”) and in each case, a supplemental indenture to be dated as of April 17, 2006 (the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”) among the Company, certain subsidiaries of the Company and American Stock Transfer and Trust Company, as Trustee (the “Trustee”). The Company’s obligations under the Indenture and the Notes will be unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the subsidiaries of the Company listed on the signature pages hereof (the “Guarantors”). The Company and the Guarantors are collectively referred to herein as the “Issuers” and the Notes and the Guarantees are collectively referred to herein as the “Securities.”
          1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (No. 333-127461), including a base prospectus relating to the Securities. The registration statement as amended at the time it became effective on September 13, 2005, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”. The base prospectus dated September 13, 2005 (the “Base Prospectus”), as supplemented by the prospectus supplement dated April 11, 2006 relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities (the “Prospectus Supplement”) is hereinafter referred to as the “Prospectus”. The Base Prospectus, as supplemented by the preliminary prospectus supplement dated April 11, 2006 relating to the Securities and used prior to the filing of the Prospectus (the “Preliminary Prospectus Supplement”) is hereinafter referred to as the “Preliminary Prospectus”. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus (the “Incorporated Documents”), and, except as otherwise indicated, when reference is made to information “in” (including by use of the terms “set forth in,” “described in” and similar terms) the Preliminary Prospectus, the Prospectus or the Registration Statement, such reference shall be deemed to include information incorporated by reference in the Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be.
          At or prior to 4:00 p.m. (Eastern time) on the date hereof, the time you have informed us as the time when sales of the Securities may be first made by the Underwriters in the offering (the “Time of Sale”), the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”) was delivered in connection with such sales or was filed with the Commission: the Preliminary Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Exhibit B hereto. In addition, you have informed us that the Underwriters have or will orally or electronically via Bloomberg provide the final pricing information set out on Exhibit B to prospective purchasers prior to confirming sales.
          2. Agreements To Sell and Purchase. The Company agrees to issue and sell, and, on the basis of the representations and warranties contained in this Underwriting Agreement (the “Agreement”) and subject to its terms and conditions, each of the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of the Notes set forth opposite such Underwriter’s name on Schedule A hereto at an aggregate purchase price of 99.391% of the principal amount of the 2011 Notes ($248,477,500) and 99.347% of the principal amount of the 2016 Notes ($496,735,000), in each case plus accrued interest, if any, from April 11, 2006 to the date of payment and delivery (collectively, the “Purchase Price”). In addition, the Underwriters agree to make a payment to the Company at the time the Notes are purchased in the amount of $875,000 in connection with the underwriting.
          3. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in judgment of the Underwriters is advisable on the basis set forth in the Time of Sale Information and the Prospectus.

          4. Delivery and Payment. Delivery to the Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 17, 2006 (the “Closing Date”), at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.
          Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the account of the Underwriters, against payment of the Purchase Price therefor by wire or certified or official bank checks payable in Federal funds to the order of the Company. If the Securities will be issued in book-entry form, the Company shall deposit the global certificate(s) representing the Securities with the Depository Trust Company (“DTC”), or its designated custodian, on the Closing Date, and the Company will deliver such global certificate(s) to the Underwriters by causing DTC to credit the Securities to the accounts of the Underwriters at DTC against payment therefor as set forth above.
          5. Agreements of the Issuers. The Issuers, jointly and severally, agree with each Underwriter as follows:
     (a) The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430B under the Act and will file any Issuer Free Writing Prospectus (as defined in Section 6(c)) to the extent required by Rule 433 under the Act.
     (b) The Issuers will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the transmission to the Commission for filing of any supplement to the Prospectus (including any document that would as a result of such filing become an Incorporated Document) or of any Issuer Free Writing Prospectus and to furnish you with copies thereof; (iii) of the receipt of any comments from the Commission that relate to the Registration Statement or of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose or of the Company’s becoming the subject of a proceeding pursuant to Section 8A of the Act, and (v) within the period of time referred to in paragraph (e) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the

Time of Sale Information or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) in order to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Time of Sale Information or the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification shall be issued, the Issuers will promptly use their best efforts to obtain the withdrawal of such order at the earliest possible time.
     (c) The Issuers will furnish to you, without charge, (i) five copies of the registration statement as originally filed with the Commission and of each amendment thereto, including all exhibits thereto, (ii) such number of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto as you may reasonably request, (iii) such number of copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iv) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (v) five copies of the exhibits to the Incorporated Documents.
     (d) The Issuers will not use or file any Issuer Free Writing Prospectus not included in the Time of Sale Information, file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in paragraph (e) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be used or filed, you shall reasonably object.
     (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer, the Issuers will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Preliminary Prospectus and the Prospectus (and of any amendment or supplement thereto) and each Issuer Free Writing Prospectus as you may reasonably request. The Issuers consent to the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus, the use of which is permitted hereby, and the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by any Underwriter and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and, in the case of the Prospectus, for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer.

     (f) (1) If during the period of time referred to in paragraph (e) above any event shall occur as a result of which, in the judgment of the Issuers or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request and (2) if at any time prior to the Time of Sale (i) any event shall occur or condition shall exist as a result of which, in the judgment of the Issuers or in the opinion of counsel for the Underwriters, the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with the Act or any other law, the Issuers will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission (to the extent required) an appropriate amendment or supplement to the Time of Sale Information so that the statements in the Time of Sale Information, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Time of Sale Information will comply with law, and to furnish to the Underwriters and to such dealers as you shall specify such number of copies thereof as the Underwriters or such dealers may reasonably request.
     (g) The Issuers will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall any Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Issuers will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the date of the Prospectus and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder, and will advise you in writing when such statement has been made available.

     (i) During the period of five years hereafter, the Issuers will furnish to you as soon as available, a copy of all public materials furnished by the Company to its stockholders and all public reports and financial statements furnished by the Company to the principal national securities exchange upon which the common stock of the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission.
     (j) The Company will apply the net proceeds from the sale of the Securities in accordance with the description set forth in the Prospectus under the caption “Use of Proceeds.”
     (k) Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
     (l) The Issuers will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), and all amendments and supplements thereto prior to or during the period specified in paragraph (e) above, (ii) the preparation of the Indenture, the issuance of the Notes and the fees of the Trustee; (iii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments or supplements thereto during the period specified in paragraph (e) above, (iv) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (vi) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vii) the listing, if any, of the Securities on any national securities exchange and (viii) furnishing such copies of the Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.
     (m) The Issuers will not during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any warrants, options or other rights to purchase or acquire debt securities of the Company or any securities convertible into or exchangeable for debt securities of the Company (other than (i) the Securities and (ii)

commercial paper issued in the ordinary course of business), without the prior written consent of the Underwriters.
     (n) The Issuers will use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.
     (o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
          6. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to each Underwriter that:
     (a) Each preliminary prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.
     (b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Issuers with respect to such Underwriter specifically for inclusion therein.
     (c) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than an Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below and any Media Communication (as defined below) other than the version filed pursuant to Rule 433(f) under the Act), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) any free writing prospectus permitted by Rule 433(f) under the Act and satisfying the requirements of paragraph (i) thereof (a “Media Communication”) or (iii) the documents listed on Exhibit B hereto and any other written communication approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be filed in accordance with the Act (to the extent required thereby) and, when taken together with all Time of Sale Information accompanying, delivered prior to delivery of or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuers with respect to the Underwriters specifically for inclusion. The Company will file each Media Communication, if any, pursuant to Rule 433(f) under the Act, within the time provided thereby, and each such Media Communication (including any correcting information permitted by Rule 433(f)), when filed, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Registration Statement has become effective and at the date of the Prospectus (if different), including at the date of any post-effective amendment or supplement, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus (and any supplements or amendments thereto) will at all such times comply in all material respects with the provisions of the Act and will not at any such time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Issuers with respect to the Underwriters specifically for inclusion therein.
     (e) The Incorporated Documents, at the time they were filed with the Commission complied, or, to the extent such documents were subsequently amended prior to the date hereof, at the time so amended complied, in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and such documents do not on the date hereof, and will not on the Closing Date contain an untrue statement of a material fact and do not on the date hereof, and will not on the Closing Date omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) The financial statements (including the related notes and supporting schedules) in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except for changes in accounting principles described therein.
     (g) Ernst & Young LLP, who has reported on the financial statements of the Company, is a registered independent public accounting firm with respect to the Company and its subsidiaries as required by the Act and, to the Company’s knowledge, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations adopted pursuant thereto.
     (h) The Company and each of its subsidiaries have been duly formed and are validly existing in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to so qualify, singly or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.
     (i) The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus; and all of the issued equity interests of each subsidiary of the Company have been duly authorized and validly issued and, as to shares of capital stock of any corporation constituting a subsidiary, are fully paid and non-assessable and (except for directors’ qualifying shares as disclosed in the Registration Statement and the Time of Sale Information or minority interests in non-Guarantor subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than restrictions on transfer imposed by applicable securities laws.
     (j) The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their property or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by any Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Issuers, compliance by the Issuers of all the provisions hereof and thereof and the consummation of the transactions contemplated hereby.
     (k) This Agreement has been duly authorized, executed and delivered by the Issuers and is a valid and binding agreement of the Issuers enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).
     (l) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and has been duly authorized, executed and delivered by the Issuers and is a valid and binding agreement of the Issuers, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (m) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (n) The Guarantees have been duly authorized and, upon endorsement on the Notes by the Guarantors, execution and authentication of the Notes in accordance with the provisions of the Indenture and delivery of the Notes to each Underwriter against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     (o) The Securities and the Indenture conform to the description thereof in the Time of Sale Information and the Prospectus.
     (p) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus, any loss or interference with the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, resulting in a Material Adverse Effect; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than under the revolving credit facility described in the Time of Sale Information and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.
     (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
     (r) The Company and its subsidiaries own the items of real property and personal property purported to be owned by them which are material to the conduct of the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect. All real property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are described in the Time of Sale Information and the Prospectus or such as would not have a Material Adverse Effect.
     (s) Except as described in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which are reasonably likely to have a Material Adverse Effect; and to the Issuers’ knowledge, no such proceedings are threatened by governmental authorities or by others.
     (t) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied. The Company is not an “ineligible issuer” as defined under Rule 405 of the Act.
     (u) To the Issuers’ knowledge, all real property owned (either presently or at any time in the past) or presently leased by the Company and its subsidiaries in connection with the operation of their business, including, without limitation, any subsurface soils and ground water (collectively, the “Realty”), is free of contamination from any substance or material presently known to be toxic or hazardous, including, without limitation, any radioactive substance, methane, volatile hydrocarbons or industrial solvents (each, a “Hazardous Substance”), which could reasonably be expected to materially impair the beneficial use thereof by the Company and its subsidiaries or constitute or cause a significant health, safety or other environmental hazard to occupants or users (except for contaminations which would not have a Material Adverse Effect);

and to the Issuers’ knowledge, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon, the presence of which would have a Material Adverse Effect. Notwithstanding the foregoing, Hazardous Substances shall be deemed not to include any supplies or substances maintained, used, stored or held on the Realty which are (i) naturally occurring, (ii) installed by public utilities or (iii) used in the ordinary course of the Company’s or its subsidiaries’ business, provided that such supplies or substances are stored, used, maintained and held in all material respects in accordance with any applicable governmental requirements and with restrictions, conditions and standards suggested by the manufacturer and the Company’s insurance carriers.
     (v) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses.
     (w) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses the absence of which would have a Material Adverse Effect and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which could reasonably be expected to have a Material Adverse Effect.
     (x) There are no contracts or other documents which are required to be described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement by the Act which have not been described in the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Act.
     (y) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Issuers’ knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect.
     (z) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except where the failure to do so has not had and would reasonably not be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does any Issuer have any knowledge of any tax deficiency which would reasonably likely have) a Material Adverse Effect.
     (aa) Since the date as of which information is given in the Time of Sale Information and the Prospectus, and except as may otherwise be disclosed in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has

(i) entered into any material transaction not in the ordinary course of business or (ii) declared or paid any dividend on its capital stock (other than payment of dividends whose declaration was so disclosed), and, from the date of the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability other than in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole.
     (bb) The Company is in compliance with Section 13(b)(2) of the Exchange Act and Rule 13a-15 under the Exchange Act.
     (cc) Neither the Company nor any of its subsidiaries (i) is in violation of its organizational documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject as a result of which default there would be a Material Adverse Effect or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which violation or failure would have a Material Adverse Effect.
     (dd) Neither the Company nor any of its subsidiaries is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
          7. Indemnification.
          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, employees and agents of each of the foregoing (collectively, the “Underwriter Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Issuers by or on behalf of an Underwriter expressly for use therein. The foregoing indemnity agreement shall be in addition to any liability that the Issuers may otherwise have.

          (b) In case any action shall be brought against any Underwriter Indemnified Party, based upon the Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuers, the Underwriters shall promptly notify the Issuers in writing and the Issuers shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Such Underwriter Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuers, (ii) the Issuers shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter Indemnified Party and the Issuers and such Underwriter Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuers (in which case the Issuers shall not have the right to assume the defense of such action on behalf of such Underwriter Indemnified Party, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriter Indemnified Parties, which firm shall be designated in writing by UBS and that all such fees and expenses shall be reimbursed as they are incurred). The Issuers shall not be liable for any settlement of any such action effected without the Company’s written consent but if settled with the written consent of the Company, the Issuers agree to indemnify and hold harmless the Underwriter Indemnified Parties from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of the Underwriter Indemnified Parties, effect any settlement of any pending or threatened proceeding in respect of which the Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Underwriter Indemnified Party, unless such settlement includes an unconditional release of such Underwriter Indemnified Party from all liability on claims that are the subject matter of such proceeding.
          (c) The Underwriters agrees to indemnify and hold harmless the Issuers, their directors, their officers who sign the Registration Statement and any person controlling the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to the Underwriter Indemnified Parties but only with reference to information relating to an Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information. In case any action shall be brought against the Issuers, any of their directors, any such officer or any person controlling the Issuers based on the Registration Statement, the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Issuers (except that if the Issuers shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Issuers, their directors, any such officers and any person controlling the Issuers shall have the rights and duties given to the Underwriters, by Section 7(b) hereof.
          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the compensation received by the Underwriters (based on discount to investors on resale), bear to the sum of such total net proceeds and such compensation. The relative fault of the Issuers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Issuers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The Underwriters confirm and the Issuers acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the third, fifth and sixth paragraphs of the section entitled “Underwriting” in the Preliminary Prospectus

Supplement and the Prospectus Supplement and any written information provided by an Underwriter as to itself in any Issuer Free Writing Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Issuers by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Prospectus, Preliminary Prospectus, Issuer Free Writing Prospectus and the Time of Sale Information for all purposes under this Agreement.
          8. Conditions of Underwriters’ Obligation. The obligation of the Underwriters to purchase the Securities under this Agreement is subject to the satisfaction of each of the following conditions:
     (a) All the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Issuers shall have performed or complied with all of their agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.
     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company in connection with the offering of the Securities shall have been commenced or shall be pending before or threatened by the Commission, (ii) every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 6(h) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened which would, in your reasonable judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.
     (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any Issuer’s debt by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.
     (d) (i) Since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statement, the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or in the long-term debt of the Company or any of its subsidiaries from that set forth or contemplated in the Registration Statement, the Time of Sale Information and the

Prospectus and (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than (A) the incurrence of debt under the Company’s revolving credit facility described in the Time of Sale Information and the Prospectus, (B) borrowings, issuances of commercial paper or obligations arising from sales of mortgages by the subsidiaries engaged in the financial services segment in the ordinary course of business and (C) those set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.
     (e) You shall have received on the Closing Date a certificate dated the Closing Date, signed by (i) Donald R. Horton, Donald J. Tomnitz or Samuel R. Fuller and (ii) Bill W. Wheat or Stacey H. Dwyer in their capacities as (A) the Chairman of the Board, Chief Executive Officer and President or Senior Executive Vice President and (B) Chief Financial Officer or Treasurer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.
     (f) You shall have received on the Closing Date letters (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Gibson, Dunn & Crutcher LLP, special counsel for the Company, substantially in the form of Exhibit A hereto.
     (g) You shall have received on the Closing Date letters, dated the Closing Date, of Cahill Gordon and Reindel llp, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.
     (h) You shall have received letters on and as of the date of this Agreement and the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, an independent registered public accounting firm, with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information (including the Preliminary Prospectus) and the Prospectus.
     (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements in the Time of Sale Information and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since such date there shall not have been any change in the capital stock, net revenues, per share or total amounts of income before extraordinary items or of net income or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

     (j) The Issuers shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus as you reasonably may request.
     (k) You shall have been furnished with such additional documents and certificates as you or counsel for the Underwriters may reasonably request.
          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.
          Any certificate or document signed by any officer of the Issuers and delivered to you or to your counsel shall be deemed a representation and warranty by the Issuers to the Underwriters as to the statements made therein.
          9. Default by an Underwriter. If any one Underwriter shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as UBS shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.
          10. Representations and Warranties by and Agreements of the Underwriters. Each Underwriter hereby represents and warrants to and agrees with the Issuers that:
     (a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 (other than a free writing prospectus under clause (b) below), (ii) any Issuer Free Writing Prospectus listed on Exhibit B or prepared pursuant to Section 5(d) or Section 6(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (the approval thereof not being intended in itself to make such free writing prospectus an Issuer Free Writing Prospectus);
     (b) it has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that an Underwriter may use a term sheet substantially in the form of Exhibit C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet;
     (c) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act; and
     (d) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period referred to in Section 5(e) above).
          11. Termination. This Agreement may be terminated at any time prior to the Closing Date by UBS by written notice to the Issuers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          12. No Fiduciary Duty. The Issuers hereby acknowledge that (a) each Underwriter is acting solely as underwriter of the offering of the Securities and not as advisor to, or agent of, any Issuer and (b) each Underwriter is acting as an independent contractor and not in any other capacity, including as a fiduciary, in connection with the offering of the Securities. Furthermore, each of the Issuers and each Underwriter agrees that it is solely responsible for making its own independent judgments with respect to the offering of the Securities.
          13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Issuers, to D.R. Horton, Inc., 301 Commerce Street, Suite 500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, and (b) if to the Underwriters, c/o UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901 (fax number: 203-719-0495), Attention: Fixed Income Syndicate, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005-1702 (fax number: 212 269-5420), Attention: Daniel Zubkoff, or in any case to such other address as the person to be notified may have requested in writing.
          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors (in their capacities as such) and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of an Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company (in their capacities as such), (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.
          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any Issuer to perform any of its agreements in this Agreement or to fulfill any of the conditions of Section 8 of this Agreement the Issuers, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by it.
          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Underwriters, any controlling persons referred to herein, the other indemnitees referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Underwriter merely because of such purchase.
          This Agreement shall be governed and construed in accordance with the laws of the State of New York.
          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          References herein to “your judgment” or “your opinion” shall be deemed to be the judgment or opinion, as the case may be, of UBS only.
[Signature Pages Follow]

          Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Underwriter.

Sincerely,

D.R. HORTON, INC.

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. – DENVER
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. – FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. – GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON ORANGE COUNTY, INC.
D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH ENERGY, INC.
DRH REGREM X, INC.
DRH REGREM XI, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

CH INVESTMENTS OF TEXAS, INC.
MEADOWS II, LTD.
THE CLUB AT PRADERA, INC.

By:	/s/ ROBERT E. COLTIN

Robert E. Coltin
Vice President

CONTINENTAL HOMES OF TEXAS, L.P.

By: CHTEX of Texas, Inc., its General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By: Meadows I, Ltd., its General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, LLC

By: Meadows IX, Inc., a Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By: Meadows X, Inc., a Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By: D.R. Horton, Inc. — Chicago, its Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc., its Manager, Member or General Partner

	By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By: SRHI LLC, its Member

By:	SHLR of Nevada, Inc. its Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By: Vertical Construction Corporation, its Manager

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By: SHLR of Nevada, Inc., its Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By: SHLR of Washington, Inc., its Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

Agreed and accepted as of the date first written above:
UBS SECURITIES LLC
BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
BNP PARIBAS SECURITIES CORP.
CALYON SECURITIES (USA) INC.
GREENWICH CAPITAL MARKETS, INC.

By:	UBS SECURITIES LLC
as Representative of the several Underwriters

By:	/s/ CHRISTIAN STEWART

Name: Christian Stewart
Title: Managing Direcotr

By:	/s/ JORDAN MATUSOW

Name: Jordan Matusow
Title: Associate Director

SCHEDULE A

	Principal	Principal
	Amount of	Amount of
Underwriter	2011 Notes	2016 Notes
UBS Securities LLC	$65,625,000	$131,250,000
Banc of America Securities LLC	$65,625,000	$131,250,000
Wachovia Capital Markets, LLC	$65,625,000	$131,250,000
Calyon Securities (USA) Inc.	$20,000,000	$40,000,000
RBS Greenwich Capital Markets, Inc.	$20,000,000	$40,000,000
BNP Paribas Securities Corp.	$13,125,000	$26,250,000
Total	$250,000,000	$500,000,000

EXHIBIT A
FORMS OF LETTERS OF GIBSON, DUNN & CRUTCHER LLP
1.	The Company is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Notes and to perform its obligations thereunder.

2.	Each of the Guarantors that is organized under the laws of the States of California, Colorado, Delaware or Texas (each a “Specified Guarantor”) that is a corporation is a validly existing corporation in good standing under the laws of its state of incorporation and has the corporate power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Guarantees and perform its obligations thereunder. Each Specified Guarantor that is a limited liability company or a limited partnership is a validly existing limited liability company or limited partnership, as the case may be, under the laws of the state of its formation and has the limited liability company or partnership power and authority to execute and deliver the Underwriting Agreement, the Indenture and the Guarantees and perform its obligations thereunder.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Specified Guarantors.

4.	The Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Specified Guarantors and the Indenture (as supplemented by the Supplemental Indenture) is a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

5.	The Notes have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to the Underwriter against payment therefor in accordance with the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	The Guarantees have been duly authorized and endorsed on the Notes by the Specified Guarantors, and, upon authentication of the Notes in accordance with the provisions of the Indenture and delivery thereof to the Underwriter against payment therefor in accordance with the Underwriting Agreement, will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

7.	The execution and delivery of the Underwriting Agreement, the issuance and sale of the Notes to the Underwriter and the execution, delivery and performance of the Indenture, the Notes and the Guarantees by the Company and the Specified Guarantors (i) do not and will not result in a violation of the provisions of the articles or certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements, operating agreements or other constitutive documents of the Company or any Specified Guarantor and (ii) do not and will not breach the terms of (A) any agreement or other agreement or instrument listed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 or to any subsequent filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (the “Securities Act”) by the Company (“Material Contracts”), or (B) any outstanding order, judgment or decree of any court or government agency or body identified to us in a certificate (attached hereto) of the Company as being material that are binding on the Company or any of the Specified Guarantors, in each case based solely on our review of such agreements, instruments, orders, judgments or decrees.

8.	The execution and delivery of the Underwriting Agreement, the issuance and sale of the Notes to the Underwriter and the execution, delivery and performance of the Indenture, the Notes and the Guarantees by the Company and the Specified Guarantors (i) do not and will not violate any law, rule or regulation currently in effect of the States of New York, California, Colorado or Texas or the United States of America applicable to the Company or the Specified Guarantors and (ii) do not and will not require any filing with or approval of any governmental authority or regulatory body of the States of New York, California, Colorado, Texas or Delaware or the United States of America under any law or regulation of the States of New York, California, Colorado or Texas, United States of America, the Delaware General Corporation Law or the Delaware Limited Liability Company Act, except for such filings or approvals as already have been made or obtained under the Securities Act. Other than clause (ii) of the preceding sentence, we are expressing no opinion in this paragraph regarding federal or state securities laws.

9.	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

10.	Insofar as the statements in the Time of Sale Information and the Prospectus under the captions “Description of Notes” constitute a summary of the documents referred to therein, such statements present in all material respects an accurate summary of such documents.

11.	The Supplemental Indenture is (A) authorized and permitted by the Indenture, (B) not inconsistent with the Indenture, and (C) valid and binding upon the Company and the Guarantors in accordance with its terms.
     Gibson, Dunn & Crutcher LLP shall also state the following:
     We have reviewed the order of the Commission advising that the Registration Statement became effective under the Securities Act on September 13, 2005. In reliance on such order of the Commission, we are of the opinion that the Registration Statement has become effective under the Securities Act. To our knowledge, based solely upon telephone confirmation from the Staff of the Commission on April 17, 2006, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
     We have participated in conferences with officers and other representatives and internal counsel of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company was not to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the Time of Sale Information or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus except insofar as such statements specifically relate to us. Our identification of information as Time of Sale Information is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the Time of Sale Information or the Prospectus or the information contained therein to investors generally or to any particular investor at any particular time or in any particular manner.
     On the basis of the foregoing and, except for the financial statements (and related notes thereto) and schedules, statistical information that is found in or derived from the internal accounting or financial records of the Company, information of an accounting or financial nature included or incorporated by reference therein and the information marked with an asterisk on Exhibit C to the Underwriting Agreement, as to which we express no opinion or belief, no facts have come to our attention that lead us to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall mean [date to be determined under Rule 158(c) under the Securities Act]) or the Prospectus, as of its date, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B
Time of Sale Information
Final pricing term sheet in form of Exhibit C
Bloomberg e-mail which shall not include any information that is different from the information set forth on Exhibit C.

EXHIBIT C
See attached.

Registration No.: 333-127461
D.R. Horton, Inc.

Final pricing terms as of April 11, 2006
$250,000,000 6.000% Senior Notes due April 15, 2011

Issuer	D.R. Horton, Inc.
Issue Format	SEC Registered
Security	Senior Notes
Ratings	Baa3/BBB-/BBB- (stable/stable/stable) (Moody’s/S&P/Fitch)[1]
Principal Amount	$250,000,000
Pricing Date	April 11, 2006
Settlement Date	April 17, 2006
Maturity Date	April 15, 2011
Coupon Pay Dates	Each April 15 & October 15, commencing October 15, 2006
Day Count Convention	30/360
Make Whole Provision	T+ 20 bps
Benchmark Treasury	T 4.750% due 03/11
Benchmark Treasury Yield	4.861%
Benchmark Treasury Price	$99-16 +
Reoffer Spread to Treasury	+ 120 bps
Reoffer Yield	6.061%
Coupon	6.000%
Reoffer Price to Public	99.741%
CUSIP	23331AAY5
ISIN	US23331AAY55
Joint Book-Running Managers	Banc of America Securities LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Co-Managers:	BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.
RBS Greenwich Capital Markets, Inc.
Use of Proceeds	Reduce borrowings under revolving credit facility
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov <http://www.sec.gov>. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, any prospectus supplement or free writing prospectus for this offering if you request it by calling toll free 1-888-722-9555 ext 1088 or through your usual contact at Banc of America Securities LLC, UBS Securities LLC or Wachovia Capital Markets, LLC.

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

1

Registration No.: 333-127461
D.R. Horton, Inc.

Final pricing terms as of April 11, 2006
$500,000,000 6.500% Senior Notes due April 15, 2016

Issuer	D.R. Horton, Inc.
Issue Format	SEC Registered
Security	Senior Notes
Ratings	Baa3/BBB-/BBB- (stable/stable/stable) (Moody’s/S&P/Fitch)[1]
Principal Amount	$500,000,000
Pricing Date	April 11, 2006
Settlement Date	April 17, 2006
Maturity Date	April 15, 2016
Coupon Pay Dates	Each April 15 & October 15, commencing October 15, 2006
Day Count Convention	30/360
Make Whole Provision	T+ 25 bps
Benchmark Treasury	T 4.500% due 02/16
Benchmark Treasury Yield	4.928%
Benchmark Treasury Price	$96-22
Reoffer Spread to Treasury	+ 160 bps
Reoffer Yield	6.528%
Coupon	6.500%
Reoffer Price to Public	99.797%
CUSIP	23331AAZ2
ISIN	US23331AAZ21
Joint Book-Running Managers	Banc of America Securities LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Co-Managers:	BNP Paribas Securities Corp.
Calyon Securities (USA) Inc.
RBS Greenwich Capital Markets, Inc.
Use of Proceeds	Reduce borrowings under revolving credit facility
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov <http://www.sec.gov>. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, any prospectus supplement or free writing prospectus for this offering if you request it by calling toll free 1-888-722-9555 ext 1088 or through your usual contact at Banc of America Securities LLC, UBS Securities LLC or Wachovia Capital Markets, LLC.

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time

1